Exhibit 10.1

                   Marketing and Sales Distribution Agreement

                         NO. 2008/03 ON MARCH 6TH, 2008

Company DAQING SOLO COMPANY, LTD., hereinafter referred to as the "SELLERS", on the one part, and AZURE INTERNATIONAL, INC., hereinafter referred to as the "BUYERS" on the other part, have concluded the present Agreement for the following:

THE BUYER:

AZURE INTERNATIONAL, INC.
Address: 20 PERESVETA ST, SUITE 26, BRYANSK, RUSSIA, 241019
TEL. +7-905-177-4726 FAX. +1-702-974-1814

THE SELLER:

DAQING SOLO COMPANY, LTD.
Address: NO. 9 DONGFENG XICUN WENHUA STREET, DAQING CITY, HEILONGJIANG PROV,
         CHINA POST CODE: 163311
Tel: 0086-459-4688629
Fax: 0086-459-6362826

Both the above-mentioned parties agreed with the following conditions:

1. THE SUBJECT OF THE AGREEMENT

"SELLER" sells and "BUYER" buys Shower rooms and spare parts:

     -    shower room glass sides for further using in US and Canada;
     - fastening materials: plastic angles, rollers, atomizers for further using in US and Canada;
     -    spare parts and completing parts for further using in US and Canada;

In quantity and assortment according to Proforma Invoice which are made out on each batch of the Goods separately, are assured by signatures and seal of the Parties (sides), and are an integral part of the Agreement. The goods under the given Agreement will be put to US and Canada on conditions FOB SHANGHAI, FOB NINGBO, FOB Yantai, or FOB Shenzhen.

2. THE PRICE AND THE TOTAL SUM OF THE AGREEMENT

2.1. The total sum of the Agreement is: 20 000 US dollars (twenty thousands US dollars ).

2.2 The Prices for the Goods sold under the present Agreement, are fixed in price-lists in US dollars, understood FOB SHANGHAI or FOB NINGBO, FOB YANTAI, OR FOB SHENZHEN, and are specified in Proforma Invoice and Commercial invoice accompanying each batch of the Goods. Packing, normal marks, loading, export customs charges are included into the price of the Goods.
Currency of the Agreement is US dollars.
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3. DELIVERY TERMS

3.1 Delivery of the Goods is carried out by separate batches, according to the Proforma Invoice. The SELLER undertakes to deliver each batch of the Goods under the present Agreement not later than 25 days since the moment of reception of an advance payment.

3.2. Within 24 hours after shipment of Goods the SELLER undertakes to inform the BUYERS by fax: +1-702-974-1814 about date of shipment. The date of delivery and date of passing the property right is considered to be the date of loads goods on board.

4. PAYMENT TERMS

Currency of payment is US dollars. Payment of the Goods delivered under the present Agreement, is carried out by the BUYER in US dollars, through bank transaction to the account of the SELLER, according to Proforma Invoice. The advance payment for the goods is 20 % and is transacted according to Proforma Invoice. The rest of the payment - 80 % for each batch of the Goods is carried out after loading the container and sending corresponding documents copies by fax to the Buyer. Originals of documents are sent the Buyer after accepting 100% of payment for the Goods within 5 days by special express-mail (DHL International), the Seller bears the charges.

5. PACKING, QUALITY OF THE GOODS AND THE GUARANTEE OF THE SELLER

5.1. The Goods should be shipped in the standard packing providing safety of the goods. The SELLER bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

5.2. Acceptance of the goods by amount is made by transfer of the goods of the transport organization Carrying out delivery of the goods for the Buyer. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the Buyer.

5.3. In case of delivery of the poor-quality goods within 45 days from shipping date or at time of opening the container the SELLER undertakes to replace the poor-quality goods qualitative, thus the transport and other charges connected with replacement of the poor-quality goods are carried by the SELLER.

5.4. The SELLER guarantees, that the quantity of the put Goods will correspond to the quantity specified in the Agreement. The SELLER guarantees, that the quality of the goods will be as the samples, which was transferred by the SELLER to the BUYER.

6. THE PENALTY SANCTIONS

6.1. If the SELLER does not provide delivery of the Goods in time unreasonably, specified in the order, and does not notify properly on it the BUYER it (he) pays the penalty at a rate of 0,1 % from the sum of the Agreement US dollars per every day of delay.

6.2. In case of incomplete delivery of the Goods the SELLER is obliged to provide delivery the Goods in the terms coordinated by the parties (sides) or to compensate shortage in money's worth.

6.3. In case of infringement of term of payment for the Goods, the BUYER pays to the SELLER the fine of 0,1% from the sum of the Agreement per every day of delay.

6.4. In case of impossibility of delivery of the goods during 40 days from the moment of realization of payment, the SELLER undertakes to return an advance payment in the full size, in time, thus having paid to the BUYER 0,1 % from the sum of the Agreement per every day of a delay.

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
7. DOCUMENTS REQUIRED

     1.   Marketing and Sales Distribution Agreement (original);
     2.   Bill of lading (Sea bills)
     3.   Packing list
     4.   Commercial Invoice;

8. FORCE-MAJEUR

The Parties are released from responsibility for partial or complete non-fulfillment of their liabilities under the present Agreement, if this non-fulfillment was caused by the circumstances of Force-majeur, namely: fire, flood, earthquake, provided the circumstances have directly affected the execution of the present Agreement. In this case the time of fulfillment of the Agreement obligations is extended for the period equal to that during which such circumstance last. The Party, for which it became impossible to meet obligations under the Agreement, is to notify in written form the other Party of the beginning and cessation of the above circumstances immediately, but in any case not later than ten days of the moment of their beginning. The notification of Force Majeure circumstances not made within 15 days deprives the corresponding Party of the right to refer to such circumstances in future.

The written evidence issued by the respective Chambers of Commerce will be a sufficient proof of the existence and duration of the above Indicated circumstances. If these circumstances last longer than six months, then each Party will be entitled to cancel the whole Agreement or any part of it and in this case neither Party shall have the right to demand any compensation of eventual losses from the other Party. The SELLERS undertake in this case immediately to return all the goods paid lately under the present Agreement.

9. ARBITRATION

9.1.All disputes and the disagreements, able to arise from the present Agreement or in connection with it, will be whenever possible to be solved by negotiations (peace talks) between the Parties. 9.2. In case the Parties will not come to the agreement business is subject to the China International Economic and Trade Arbitration Commission (Beijing) according to the related international law. The decision of arbitration Court is final and obligatory for both Parties.

10. OTHER CONDITIONS

The Agreement acts from the date of signing and operates for two years.

The Agreement can be changed, terminates only under the mutual agreement of the parties. The Agreement can be prolonged till one year, according to the mutual agreement of the sides. Any of the parties has no right to transfer the third party of the right and the obligation under the present Agreement without the written approval of other Party. All additions and changes for the present Agreement, signed by the parties are his integral part. The Agreement or additions to the Agreement, transferred on channels of facsimile communication, have validity.

11. INSURANCE

The Buyer is responsible to cover expenses for insurance of the goods.

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12. LEGAL ADDRESSES OF THE PARTIES

THE BUYER:

AZURE INTERNATIONAL, INC.
Address: 20 PERESVETA ST, SUITE 26, BRYANSK, RUSSIA, 241019
TEL. +7-905-177-4726 FAX. +1-702-974-1814


THE SELLER

DAQING SOLO COMPANY, LTD.
Address: NO. 9 DONGFENG XICUN WENHUA STREET, DAQING CITY, HEILONGJIANG PROV,
         CHINA POST CODE: 163311
Tel: 0086-459-4688629
Fax: 0086-459-6362826


SELLER:

/s/ "signed"
---------------------------------


BUYER:

/s/ "signed"
---------------------------------

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